Draft – 5/2/2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2026

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LUXFER HOLDINGS PLC

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(Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3016 Kansas Avenue,
Riverside, CA, 92507
(Address and Zip Code of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, Luxfer Holdings PLC (the “Company”) entered into Executive Severance and Change in Control Agreements and/or Amended and Restated Executive Severance and Change in Control Agreements (collectively, the “Agreements”) with certain executive officers, including the following named executive officers (the “NEOs”): Andrew Butcher, the Company’s Chief Executive Officer; Stephen Webster, the Company’s Chief Financial Officer; Howard Mead, the Company’s Vice President and General Manager, Luxfer Gas Cylinders – Composite; and Jeffrey Moorefield, the Company’s Vice President and General Manager, Luxfer Magtech.

The Agreements provide for termination payments, other benefits and related conditions for receipt of such payments and other benefits in connection with certain qualifying termination events, all of which are substantially consistent with the payments, other benefits and related conditions currently contemplated in connection with such termination events by the NEOs’ existing employment arrangements with the Company, or existing executive and severance and change in control agreements with the Company, each as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2026 under the heading “Termination and Change in Control,” except for the following:

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In each of the Agreements, the provisions relating to covenants of the NEOs reflect an updated approach imposing certain responsibilities on the NEO during the notice period and requiring the NEO to provide reasonable assistance to the Company, and omit obligations relating to non-competition and, in the Agreements of Mr. Butcher and Mr. Mead, non-solicitation.

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In the Agreements of Messrs. Mead and Moorefield, the definition of a “Change in Control Termination” has been modified to include, in addition to a qualifying termination of employment in connection with a Change in Control (as defined in the Agreement), a qualifying termination of employment upon or during the two-year period following a disposition by the Company or an affiliate or subsidiary of more than 75% of (i) the aggregate assets used by the Company, affiliate or subsidiary in the Division (as defined in the Agreement) with respect to which the NEO then primarily provides services (the “Primary Division”) or (ii) its equity interests in the entity or entities holding substantially all of assets of the Primary Division, in each case to an unrelated entity and in each case as determined by the Board of Directors of the Company.

The preceding description of the Agreements is a summary only and is qualified in its entirety by the text of the Agreements, copies of which are attached hereto as Exhibit 10.1 (Mr. Butcher’s Agreement), Exhibit 10.2 (Mr. Webster’s Agreement), Exhibit 10.3 (Mr. Mead’s Agreement) and Exhibit 10.4 (Mr. Moorefield’s Agreement).

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits
Exhibit Number	Description
10.1	Executive Severance and Change in Control Agreement, dated as of May 1, 2026, by and between Luxfer Holdings PLC and Andrew Butcher.
10.2	Executive Severance and Change in Control Agreement, dated as of May 1, 2026, by and between Luxfer Holdings PLC and Stephen Webster.
10.3	Amended and Restated Executive Severance and Change in Control Agreement, dated as of May 1, 2026, by and between Luxfer Holdings PLC and Howard Mead.
10.4	Amended and Restated Executive Severance and Change in Control Agreement, dated as of May 1, 2026, by and between Luxfer Holdings PLC and Jeffrey Moorefield.
104	Interactive Data File (Inline XBRL tagging embedded within Cover Page of this Current Report on Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)

Date: May 07, 2026

By: /s/ Benjamin M. Coulson
Benjamin M. Coulson
Corporate Controller & Company Secretary